KANSAS CITY LIFE INSURANCE COMPANY

3520 Broadway

Kansas City, Missouri

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 24, 2008

The Annual Meeting of Stockholders of Kansas City Life Insurance Company will be held at the Company’s Home Office, 3520 Broadway, Kansas City, Missouri on April 24, 2008 at 9 a.m. for the following purposes:

(1)	To elect five (5) directors for a term of three (3) years.

(2)	To transact such other business as may properly come before the meeting.

The close of business at 4:15 p.m., March 10, 2008 has been fixed as the date of record for determining stockholders entitled to vote at the meeting, or any adjournment thereof, and only stockholders of record on said date are entitled to vote at the meeting. The stock transfer books of the Company will remain open. All stockholders are urged to attend the meeting in person or by proxy. If you do not expect to attend the meeting, you are requested by Management to date, fill in, sign and return the enclosed proxy promptly. A postage-paid envelope is enclosed for your convenience. Your attention is directed to the Proxy Statement printed on the following pages, which was first sent to shareholders on March 27, 2008.

/s/William A. Schalekamp	/s/R. Philip Bixby
William A. Schalekamp	R. Philip Bixby
Senior Vice President,	President, CEO and
General Counsel and Secretary	Chairman of the Board

KANSAS CITY LIFE INSURANCE COMPANY

Kansas City, Missouri

PROXY STATEMENT

The enclosed proxy is solicited by and on behalf of the Board of Directors of Kansas City Life Insurance Company (hereinafter called the “Company”), for use in connection with the Annual Meeting of Stockholders on April 24, 2008, at the principal office of the Company, 3520 Broadway, Kansas City, Missouri. The matters to be considered and acted upon at such meeting are (1) to elect five directors for a term of three years, and (2) to transact such other business as may properly come before the meeting or any adjournment thereof. Management does not intend to bring before the meeting any business other than the matters set forth above and knows of no other matters that may be brought before the meeting. However, if any other matters properly come before the meeting, or any adjournment or adjournments thereof, including procedural matters arising during the course thereof, the persons named in the enclosed proxy will vote the proxy according to their judgment on such matters, to the extent such proxies are not limited to the contrary.

Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting and, where the stockholder giving the proxy specifies a choice by means of the ballot space provided in the form of proxy, the shares will be voted in accordance with the specification so made. If no direction is given by the stockholder, the proxy will be voted in the manner specified on the accompanying form of proxy. Any proxy delivered pursuant to this solicitation is revocable by the person executing the proxy at any time before it is exercised.

If you wish to submit a proposal for inclusion in our next Proxy Statement, we must receive the proposal on or before December 1, 2008 and you must comply with applicable SEC and NASDAQ rules and our Bylaws.

Under our Bylaws, if you wish to bring other business before the stockholders at our 2008 Annual Meeting without including your proposal in our proxy statement, you must notify the Corporate Secretary of Kansas City Life Insurance Company in writing on or before March 20, 2008 and your notice must contain the specific information required in our Bylaws. These two requirements relate only to matters you wish to bring before the stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our Proxy Statement.

The Company has authorized 36,000,000 shares of $1.25 Par Value Common Stock. As of January 31, 2008, 6,781,074 shares are held as Treasury Stock and 11,715,606 are issued and outstanding. Each outstanding share of stock is entitled to one vote, and stockholders of record as of the close of business on March 10, 2008 shall be the stockholders entitled to vote at the meeting. In election of directors, stockholders have cumulative voting rights under Missouri Law. This means each stockholder has a number of votes determined by multiplying the number of shares he or she is entitled to vote by the number of directors to be elected. This total number of votes may be voted for one nominee or distributed among several nominees.

ANNUAL REPORT

The Annual Report for 2007 and the Form 10-K are enclosed with this Proxy Statement.

SECURITY OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2007 concerning each director and director nominee, each executive officer listed in the Summary Compensation Table and each person or group owning more than five percent of the outstanding shares of the Company's $1.25 par value common stock (“common stock”) on the date indicated. The common stock is the Company’s only class of voting securities. As described in the notes to the table set forth below, certain named persons share the power of voting and disposition with respect to certain shares of common stock. Consequently, such shares are shown as being beneficially owned by more than one person.

	Shares
Name and Address	Beneficially Owned		Percent of Class
5% Beneficial Owners:
Angeline I. Bixby 10453 S. Oakcrest Lane Olathe, KS 66061	3,105,563	(3)(8)(11)	26.4

JRB Interests, Ltd. 3520 Broadway Kansas City, MO 64111-2565	2,966,312	(4)(8)	25.2

Lee M. Vogel 4701 N.W. 59th Court Kansas City, MO 64151	7,106,492	(4)(5)(8)	60.4

Mark A. Milton, Tracy W. Knapp, and Charles R. Duffy, Jr. Trustees of the Kansas City Life Insurance Company Savings and Profit Sharing Plan and the Kansas City Life Employee Stock Plan and the Kansas City Life Agents Stock Bonus Plan 3520 Broadway Kansas City, MO 64111-2565	704,143	(1)	6.0

Nancy Bixby Hudson 425 Baldwin Creek Rd. Lander, WY 82520	2,966,312 331,568	(8)(15) (8)(9)	28.0

Richard L. Finn 10106 N.W. 74th St. Kansas City, MO 64152	2,957,611	(6)(8)	25.1

WEB Interest, Ltd. 3520 Broadway Kansas City, MO 64111-2565	2,358,340	(2)(8)	20.0

Webb R. Gilmore 833 W. 53rd St. Kansas City, MO 64112	2,958,087	(7)(8)	25.1

	Shares
Name and Address	Beneficially Owned		Percent of Class

R. Philip Bixby 3520 Broadway Kansas City, MO 64111-2565	2,358,340 24,014 393,535 335,443	(8)(11)(16) (10) (8)(14) (8)(17)	26.4

Walter E. Bixby 3520 Broadway Kansas City, MO 64111-2565	2,358,340 12,379 393,535 371,331	(8)(11)(12) (10) (8)(14) (8)(13)	26.6

Directors and Executive Officers:
William R. Blessing	100		*

Michael Braude	100		*

Charles R. Duffy	1,473	(10)	*

Daryl D. Jensen	939		*

Tracy W. Knapp	1,268	(10)	*

Donald E. Krebs	3,004	(10)	*

Cecil R. Miller	100		*

Mark A. Milton	10,692	(10)	*

Bradford T. Nordholm	250		*

William A. Schalekamp	6 15,351	(10)	*

E. Larry Winn, Jr.	332		*

All Directors, Director Nominees, executive officers as a group (17 Persons)	6,827,061		58

*Less than 1%.

(1)	Trustees have the power to sell plan assets. Participants may instruct the Trustees how to vote their shares.

(2)

The WEB Interests, Ltd. is a Texas limited partnership (the “WEB Partnership”). Each partner of the WEB Partnership has the power to dispose of that number of shares of Common Stock owned by the WEB Partnership which equals such partner’s proportionate interest in the WEB Partnership.

(3)

Includes 2,358,340 shares for which Angeline I. Bixby (“Ms. Bixby”) shares the power of disposition as a general partner of the WEB Partnership. Of these shares, Ms. Bixby: (a) as a general partner of the WEB Partnership, in her capacity as a co-trustee of the Walter E. Bixby, Jr. Revocable Trust, shares the power to dispose of 1,921,804 shares; (b) as the sole trustee of the Angeline I. Bixby GST Trust and the Issue Trust for Angeline I. Bixby, which trusts are limited partners of the WEB Partnership, has the power to dispose of 145,320 shares; and (c) as an individual general partner of the WEB Partnership, has the sole power to dispose of 193 shares. Also includes: (a) 393,535 shares for which Ms. Bixby, as a co-trustee (with R. Philip Bixby and Walter E. Bixby) of the Walter E. Bixby Descendants Trust, shares the power of disposition; and (b) 353,688 shares which Ms. Bixby owns directly and has the sole power of disposition.

(4)

The JRB Interests, Ltd. is a Texas limited partnership (the “JRB Partnership”). Each partner of the JRB Partnership has the power to dispose of that number of shares of Common Stock owned by the JRB Partnership which equals such partner’s proportionate interest in the JRB Partnership.

(5)

Includes 2,966,312 shares for which Lee M. Vogel (“Mr. Vogel”), as a general partner of the JRB Partnership, shares the power of disposition. Of these shares, Mr. Vogel: (a) as a general partner of the JRB Partnership, in his individual capacity, has the sole power to dispose of 224 shares; and (b) as a co-trustee (with Richard L. Finn and Webb R. Gilmore) of the Issue Trust for Lee M. Vogel, a limited partner of the JRB Partnership, shares the power to dispose of 1,009,046 shares. Mr. Vogel disclaims pecuniary interest in all but 1,957,402 shares owned by the partnership. Also includes 1,300 shares for which Mr. Vogel, as a joint tenant with right of survivorship with MM Bixby, shares the power of disposition. Also includes 5,798 shares beneficially owned by Mr. Vogel as sole trustee of the Lee M. Vogel Revocable Trust dated March 15, 2005.

(6)

Richard L. Finn and Webb R. Gilmore share the power to dispose of (a) 1,948,541 shares with Nancy Hudson, as co-trustees of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are limited partners of the JRB Partnership; and (b) 1,009,046 shares with Lee M. Vogel, as co-trustees of the Issue Trust for Lee M. Vogel, a limited partner of the JRB Partnership. Also includes 24 shares which Mr. Finn owns directly and has the sole power to vote and the sole power of disposition.

(7)

Richard L. Finn and Webb R. Gilmore share the power to dispose of (a) 1,948,541 shares with Nancy Hudson, as co-trustees of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are limited partners of the JRB Partnership; and (b) 1,009,046 shares with Lee M. Vogel, as co-trustees of the Issue Trust for Lee M. Vogel, a limited partner of the JRB Partnership. Also includes 500 shares which Mr. Gilmore owns directly and has the sole power to vote and the sole power of disposition.

(8)

As reported on a Schedule 13D filed by the Bixby Family Group with the Securities and Exchange Commission on November 2, 2004, the sole voting power for all shares described herein is held by Mr. Lee M. Vogel pursuant to a voting agreement dated October 31, 2004. Except for those shares held directly by Richard L. Finn and Webb R. Gilmore, Mr. Vogel has the sole voting power for 7,106,492 shares.

(9)	Ms. Hudson, as sole trustee of the Nancy Bixby Hudson Trust dated December 11, 1997, has the sole power to dispose of these shares.

(10)	Approximate beneficial interest in shares held by the Trustees of Kansas City Life Insurance Company employee benefit plans. Participants have the power to vote the shares held in their account.

(11)

As general partners of the WEB Interests, Ltd., a Texas limited partnership (the “WEB Partnership”), Walter E. Bixby, R. Philip Bixby and Angeline I. Bixby, share the power to dispose of these shares, which are owned by the WEB Partnership. As general partners, in their capacity as co-trustees of the WEB Trust, Walter E. Bixby, R. Philip Bixby and Angeline I. Bixby share the power to dispose of 2,358,340 of these shares.

(12)

Includes (a) 193 shares for which Walter E. Bixby, as an individual general partner of the WEB Partnership, has the sole power of disposition; and (b) 145,320 shares for which Walter E. Bixby, as the sole trustee of the Walter E. Bixby, III GST Trust and the Issue Trust for Walter E. Bixby, III, which trusts are limited partners of the WEB Partnership, has the power of disposition.

(13)

Includes (a) 347,824 shares which Walter E. Bixby owns directly and has the sole power of disposition; and (b) 23,507 shares for which Walter E. Bixby, as custodian for certain of his minor nieces and nephews, has the sole power of disposition.

(14)

These shares are held in the Walter E. Bixby Descendants Trust. R. Philip Bixby, Walter E. Bixby and Ms. Angeline I. Bixby are the co-trustees of this trust and share the power to dispose of these shares. The terms of the trust restrict the transfer of these shares.

(15)

Includes 2,966,312 shares for which Ms. Hudson, as a general partner of JRB Interests, Ltd., a Texas limited partnership (the “JRB Partnership”), shares with the other general partners of the JRB Partnership, the power of disposition of these shares, which are owned by the JRB Partnership. Ms. Hudson (a) as a general partner of the JRB Partnership, has sole power to dispose of 224 of these shares; and (b) as a co-trustee (with Richard L. Finn and Webb R. Gilmore) of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are limited partners of the JRB Partnership, shares the power to dispose of 1,948,541 of these shares. Ms. Hudson disclaims pecuniary interest in 1,017,547 shares owned by the partnership.

(16)

Includes (a) 193 shares for which R. Philip Bixby as an individual general partner of the WEB Partnership, has the sole power of disposition; and (b) 145,320 shares for which R. Philip Bixby, as sole trustee of the R. Philip Bixby GST Trust and the Issue Trust for R. Philip Bixby, which trusts are limited partners of the WEB Partnership, has the power of disposition.

(17)	Includes: (a) 335,443 shares which R. Philip Bixby owns directly and has the sole power of disposition.

ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed proxy form to vote such proxy for the election of nominees for directors, listed hereafter, for the term indicated. If for any reason the nominee shall become unavailable for election, the persons named in the enclosed proxy will vote for such substituted nominee or nominees as are selected by the Board of Directors pursuant to the Company’s Bylaws.

INFORMATION CONCERNING DIRECTORS

The Board is authorized for 15 persons divided into three classes serving staggered terms of three years. The names of the Company’s Directors and information about them are set forth below.

CANDIDATES NOMINATED BY THE BOARD FOR A THREE YEAR TERM

Walter E. Bixby	Mr. Bixby has been a Director of the Company since 1996.
(Age 49)	Mr. Bixby was elected Assistant Vice President of the Company
Member of the:	in 1985; Vice President, Marketing in 1990; Vice President
•	Nominating Committee

Marketing Operations in 1992; Vice Chairman of the Board in 2005 and President of Old American, a subsidiary, in 1996. Mr. Bixby is the brother of R. Philip Bixby and the cousin of Nancy Bixby Hudson. He also serves as a Director of Sunset Life, Old American and Sunset Financial Services, subsidiaries.

Kevin G. Barth	Mr. Barth has served as President, COO and Senior Lender for Commerce Bank,
(Age 47)	Kansas City, since April 2000. He is a member of the Executive Committee, the Senior Loan Committee and the Board of Directors. He is also a
Director of the Kansas City Chamber of Commerce, the Kansas City Area
Development Council, the Economic Development Corporation and
Starlight Theatre.

Nancy Bixby Hudson	Ms. Hudson has been a Director of the Company since 1996. Ms. Hudson
(Age 55)	is the cousin of R. Philip Bixby and Walter E. Bixby. She also serves as a Director of Sunset Life and of Old American, subsidiaries. She is an investor.

Daryl D. Jensen	Mr. Jensen has been a Director of the Company since 1978.
(Age 68)	Mr. Jensen served as President of Sunset Life, a subsidiary of
Member of the:	Registrant, from 1973 until his retirement in 1999. Mr. Jensen
•	Audit Committee	serves as a Director of Sunset Life. He also is on the Board
•	Compensation Committee	of Directors of Central Valley Bank, Heritage Financial
(Chairman)	Corporation, Panorama City Corporation, and is Vice President, Finance of Western Institutional Review Board.

William A. Schalekamp	Mr. Schalekamp has been a Director of the Company since 2002.
(Age 63)	He was elected Assistant Counsel in 1973; Associate Counsel in

Member of the:                                1975; Assistant General Counsel in 1980; Associate General Counsel in 1984;

•Executive Committee

Vice President and Chief Compliance Officer/Associate General Counsel in January 2002, and to his present position in April 2002. He is responsible for the Legal Department, Office of the Secretary, Stock Transfer Department, and Market Compliance.

DIRECTORS ELECTED APRIL 20, 2006 FOR A THREE YEAR TERM

R. Philip Bixby	Mr. Bixby has been a Director of the Company since 1985. He
(Age 54)	was elected Assistant Secretary in 1979; Assistant Vice President
Member of the:	in 1982; Vice President in 1984; Senior Vice President, Operations
•	Executive Committee	in 1990; Executive Vice President in 1996; President and CEO in
(Chairman)	April 1998, Vice Chairman of the Board in January 2000 and
•Nominating Committee

Chairman of the Board in 2005. Mr. Bixby is the brother of Walter E. Bixby and the cousin of Nancy Bixby Hudson. He is also Chairman and President of Sunset Life, Chairman of Old American and Director of Sunset Financial Services, subsidiaries.

Warren J. Hunzicker, M.D.	Dr. Hunzicker passed away in September of 2007. He had been a Director of the
(Deceased)	Company since 1989. Dr. Hunzicker served as the Company’s Medical Director from 1987 to 1989. He formerly served as a member of the Company’s Board of Directors from 1977 to 1980.

Tracy W. Knapp	Mr. Knapp has been a Director of the Company since 2002. Mr.
(Age 45)	Knapp is Senior Vice President, Finance, and Chief Financial
Member of the:	Officer. He is responsible for the investment of the Company’s
•Executive Committee

funds, accounting and taxes. Mr. Knapp joined the Company in 1998 and was responsible for developing a banking subsidiary. He was elected President and CEO of Generations Bank when it was chartered in July 2000. From 1991 to 1998, he held several positions with U.S. Credit Union including Vice President, Finance and Controller. He is also Director of Sunset Life and Old American, subsidiaries.

E. Larry Winn, Jr.	Mr. Winn has been a Director of the Company since 1985.
(Age 88)	Mr. Winn is retired as the Kansas Third District Representative
Member of the:	to the U.S. Congress.
•	Executive Committee

Michael Braude	Mr. Braude has been a Director of the Company since 2006. From
(Age 71)	1984 to 2000, he was President and CEO of the Kansas City Board
Member of the:	of Trade. Mr. Braude also serves as a director of the Kansas City
•	Compensation Committee	Board of Trade, Midwest Trust Co., Midwest Grain Products, Inc., and

Hodgson Company. He is a past chairman of the National Grain Trade Council. He is a trustee of the Kansas Public Employees Retirement Fund, and a trustee of Midwest Research Institute. He writes a weekly column for the Kansas City Business Journal.

DIRECTORS ELECTED APRIL 19, 2007 FOR A THREE YEAR TERM

William R. Blessing	Mr. Blessing has been a Director of the Company since 2001.
(Age 52)	Mr. Blessing has retired as Senior Vice President, Corporate Strategy
Member of the:	and Development, Embarq, a position he held since the company became
•Compensation Committee	independent in 2006. He has held similar duties with Sprint and related entities in various capacities since 1981. He also serves on the Board of various charitable groups.

Richard L. Finn	Mr. Finn has been a Director of the Company since 2004. He was
(Age 66)	elected Vice President in 1976; Financial Vice President in 1983;
Member of the:	and to Senior Vice President, Finance in 1984. He previously
•Executive Committee	served as a Director of the Company from 1983 to 2002 when he retired from the Company.

Cecil R. Miller	Mr. Miller has been a Director of the Company since 2001.
(Age 74)	Mr. Miller is a retired partner of KPMG LLP (formerly Peat,
Member of the:	Marwick, Mitchell & Co.) He joined KPMG in 1957 and became
•	Audit Committee	an audit partner specializing in insurance and agribusiness. He
(Chairman)	retired in 1990.

Bradford T. Nordholm	Mr. Nordholm has been a Director of the Company since 2004.
(Age 51)	Mr. Nordholm is CEO of Starwood Energy Group Global LLC.
Member of the:	He had previously been CEO of TYR Energy, Inc. and TYR
•Audit Committee	Capital, LLC. He also served as Senior Vice President/General Manager Capacity Services for Aquila, Inc.

Board Committees

The Board has four standing committees; Audit, Compensation, Nominating and Executive. These committees are governed by written charters, which were approved by the Board of Directors and are available on the Company’s website at www.kclife.com under the link “FINANCIALS”, except for the Executive Committee which is governed by the Articles and Bylaws of the Company.

Audit Committee

The primary function of the Audit Committee is to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the qualifications, performance and independence of the independent registered public accounting firm, (3) the performance of the internal auditors, and (4) the Company’s compliance with regulatory requirements. The Audit Committee also reviews and approves the terms of any new related party agreements. The Audit Committee met five times in 2007.

The Board has determined that Mr. Miller qualifies as “audit committee financial expert” as defined by the Securities and Exchange Commission and NASDAQ Capital Market, LLC rules.

Compensation Committee

The function of the Compensation Committee is to aid the Board in meeting its responsibilities with regard to oversight and determination of executive compensation. The Compensation Committee reviews and recommends base salaries, the Annual Incentive Plan and the Long Term Incentive Plan to the Board. It also recommends Director compensation to the Board. The Compensation Committee also reviews and discusses the Compensation Disclosure and Analysis with management and based on the review may recommend to the Board that it be included in the annual report on Form 10-K and as applicable to the Company’s proxy. The Compensation Committee met two times in 2007.

Nominating Committee

The function of the Nominating Committee is to aid the Board in meeting its responsibilities with regard to the organization and operation of the Board and selection of nominees for election to the Board. The Nominating Committee periodically reviews the appropriate size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. The Nominating Committee met two times in 2007.

Executive Committee

The function of the Executive Committee is to exercise all of the authority of the Board of Directors in the management, general control, and supervision of the business of the Company, subject to the general direction of the Board of Directors, as provided for in the Articles and By-Laws of the Company. The Executive Committee met twelve times in 2007.

During the year ending December 31, 2007, the Board of Directors met four times and all of the members attended 75% or more of the total number of meetings and committee meetings of the Board on which they served.

The following sets forth Committee memberships as of the date of this proxy statement:

	Audit	Compensation	Nominating	Executive
Director	Committee	Committee	Committee	Committee

R. Philip Bixby[1]			XX	XX
Walter E. Bixby[1]			X
William R. Blessing		X
Michael Braude		X
Richard Finn[1]				X
Webb R. Gilmore[1]			X	X
Daryl D. Jensen	X	XX
Tracy Knapp[1]				X
Cecil R. Miller[2]	XX
Bradford Nordholm	X
Larry Winn, Jr.				X
Wm. Schalekamp[1]				X

____________

X = Member

XX = Committee Chair

1Not independent directors.

2Cecil R. Miller is the financial expert on the Audit Committee.

Because more than 50% of stockholder voting power of the Company is held pursuant to a Voting Agreement dated October 31, 2004, the Company has elected to be treated as a “controlled company” under the corporate governance listing standards of the NASDAQ Capital Market, LLC. Accordingly, the Company is exempt from the corporate governance listing standards requiring (i) a board consisting of a majority of directors who have been determined to be independent under the criteria set forth in the listing standards, (ii) a nominating committee composed entirely of independent directors and (iii) a compensation committee composed entirely of such independent directors.

Director Independence

The Board has affirmatively determined that the following directors are independent according to the listing standards of NASDAQ Capital Market, LLC.

Director	Matters Considered by Board
William R. Blessing	No relationships
Daryl D. Jensen	Former executive officer employee of a subsidiary
Cecil R. Miller	Former employee of outside audit firm
Bradford T. Nordholm	No relationships
Larry Winn, Jr.	No relationships
Michael Braude	Former employee of Company

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of Common Stock. To the best of the Company’s knowledge in 2007, all required forms were filed on time with the Securities and Exchange Commission.

EXECUTIVE OFFICERS

Name, Age and	Business Experience
Position	During Past 5 Years

R. Philip Bixby, 54	See – Directors Elected April 20, 2006 for a three year term.
President, CEO and

    Chairman of the Board

(PEO)

Charles R. Duffy, Jr., 60	Elected Vice President, Computer Information Services in 1989; Vice
Senior Vice President,	President, Insurance Administration in 1992; and to present position in
Operations

1996. Responsible for the Company’s Computer Operations, Customer Services, Claims, Agency Administration, New Business, Medical, Underwriting, Human Resources, Facility Services, Distribution Services, Printing and Office Services. Director of Sunset Life, Sunset Financial and Old American, subsidiaries.

Tracy W. Knapp, 45	See – Directors Elected April 20, 2006 for a three year term.
Senior Vice President, Finance (PFO)

Donald E. Krebs, 50	Elected Senior Vice President, Sales & Marketing in April 2004. Served as
Senior Vice President,	Vice President, Agency Marketing 2001- 2004, and Regional Vice President
Sales & Marketing

1996-2001. Responsible for Individual Sales & Marketing efforts for Kansas City Life. Director and Vice President of Sales & Marketing for Sunset Life; Director and Vice President of Sunset Financial Services, subsidiaries.

Mark A. Milton, 49	Elected Assistant Actuary in 1984; Assistant Vice President Associate
Senior Vice President	Actuary in 1987; Vice President Associate Actuary in 1989; Vice
and Actuary

President and Actuary in January 2000; and to present position in January 2001. Responsible for Actuarial Services, State Compliance and Group. Director, Vice President and Actuary of Sunset Life and Director of Old American, subsidiaries.

Walter E. Bixby, 49	See –Candidates Nominated By The Board for a three year term.
Vice Chairman of the Board

EXECUTIVE OFFICERS – CONTINUED

Name, Age and	Business Experience
Position	During Past 5 Years

David A. Laird, 47	Elected the Company’s Vice President and Controller December 18, 2007. Chief
Vice President and	Accounting Officer responsible for all corporate accounting reports. Mr. Laird
Controller	has been with the Company since 1982, most recently as its Assistant Vice President and Assistant Controller. Mr. Laird replaced Brent C. Nelson who resigned November 26, 2007.

Brent C. Nelson, 56	Formerly the Company’s Vice President and Controller and its principal accounting
Vice President and	officer, resigned from his position at the Company November 26, 2007.

    Controller

W. David Phillips, 55	Elected Vice President, Group in 2006. Served as Assistant Vice President,
Vice President, Group

Group Actuary since 2003. Responsible for group sales and products. From 2002 - 2003, he was the owner of Strider, Inc. He also served as Vice President and Actuary of Fidelity Security Life Insurance Company from 2001-2002.

William A. Schalekamp, 63	See – Candidates Nominated By The Board for a three year term.
Senior Vice President, General Counsel and Secretary

The Board of Directors has determined that the Chairman of the Audit Committee, Cecil R. Miller, an independent director, is a financial expert as required by the applicable standards of the Securities and Exchange Commission and the NASDAQ Capital Market, LLC.

The Company has adopted a Code of Ethics for Officers, Directors and Employees. Copies are available on the Company’s website at http://kclife.com and a copy may be obtained without charge upon written request to the Company Secretary at 3520 Broadway, Kansas City, Missouri, 64111.

The Company has a standing Nominating Committee and its Charter can be viewed on the Company’s website at the following address: http://www.kclife.com. None of its members are independent directors. It complies with the applicable requirements for directors under the standards promulgated by the Securities and Exchange Commission and the listing standards of the NASDAQ Capital Market, LLC. The committee takes into consideration such criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, diversity, judgment, business or other experience and reputation in the business community. It may (but is not required to) consider candidates suggested by management, other members of the Board of Directors, or shareholders. Nominations are governed by the Company’s Bylaws and Articles of Incorporation.

Communications with the Board

The Board provides a process for stockholders to send communications to the non-management members of the Board, by mailing such communications to Cecil R. Miller, Chairman of the Audit Committee, Kansas City Life Insurance Company, 3520 Broadway, Kansas City, Missouri, 64111.

COMPENSATION DISCLOSURE AND ANALYSIS

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

The Compensation Committee’s Responsibilities

The Compensation Committee of the Board is responsible for oversight of the Company’s executive compensation and benefit policies to ensure that they provide the appropriate motivation to achieve superior corporate performance and stockholder value. The Committee performs an annual evaluation of the Principal Executive Officer’s performance compared to pre-established performance goals and objectives, and recommends compensation actions impacting executive officers and directors to the Board.

The Committee is composed entirely of independent directors. Reports of the Committee’s actions and recommendations are presented to the full Board after each meeting. The purpose of this analysis is to summarize the philosophical principles, specific program elements and other factors considered by the Committee in making decisions about executive compensation. The Committee has engaged the Hay Group, an independent executive compensation consultant, to advise it on compensation matters and information is provided to it by management including the Principal Executive Officer and the Senior Vice President/Operations.

Compensation Philosophy

The Committee’s guiding philosophy is to establish a compensation program that will enable the attraction, development, and retention of quality executive leadership who will achieve competitively superior corporate performance and stockholder value creation. The Committee bases its compensation decisions on the following core principles:

•

Pay is Performance Based: Executive officer compensation is aligned with Company performance. Base salaries are targeted to the median of salaries paid at companies in the life insurance sector (“life group”). Salaries are coupled with annual and long term incentive programs that enable total compensation to rise above that of the fourteen comparable insurance companies (“comparable group”) median in years when Company performance is superior to that of the comparable group. Data for the comparator group is regressed based upon annual revenues and is compared to Base Salary, Total Cash and Total Direct Compensation.

•

Compensation Opportunities Must Be Competitive: Competition for key management talent in the insurance industry is aggressive. The Committee carefully monitors the compensation practices of the comparable group and the life group to assure an appropriate level of competitiveness.

Program Elements

The Company’s executive compensation program is composed of base salary, bonuses, annual incentive and long-term incentive compensation.

Base Salary. The Committee sets base salaries after considering an individual’s responsibilities and performance, and the compensation for similar positions in the life group. Base salaries for executive officers are targeted to the midpoint of the life group. Salary ranges are set with the minimum at 20 percent below midpoint and the maximum at 20 percent above midpoint.

The life group of companies consists of:

American Equity Investment Life Holding Co.	Presidential Life Corporation
Delphi Financial Group, Inc.	Protective Life Corporation
FBL Financial Group, Inc.	StanCorp Financial Group, Inc.
Horace Mann Educators Life	Torchmark Corporation
Nationwide Financial Services, Inc.	United Fire and Casualty Company
National Western Life Insurance Co.	Unitrin, Inc.
Phoenix Companies, Inc., The	Universal American Corp.

All executive officers are eligible for an annual merit increase to base salary, effective January 1, based primarily on performance of job responsibilities and accomplishment of predetermined performance objectives. Job responsibilities are described by a current written job description and are evaluated by using the Hay Group system. Job accomplishment is measured by a written performance appraisal which includes evaluating the key responsibilities of the position using five levels of defined performance ratings culminating in an overall job performance rating. The Principal

Executive Officer evaluates the executive officers’ performance and the Compensation Committee evaluates the Principal Executive Officer’s performance.

Bonus. Discretionary bonuses are approved by the committee.

Annual Incentive. The Company provides the named executive officers and 83 other participants with an annual opportunity to earn cash incentive awards through the Annual Incentive Plan (the “AIP”). Annual incentive compensation is paid in cash. The Company targets the combination of base salary and annual incentive to be that of the median of the life group.

The Committee determined that target annual incentive opportunities are falling short of median levels in the insurance market as specified in the Company’s compensation philosophy. As a result, for 2008 the Committee approved increased annual incentive opportunities for executives ranging from 70% for the Chairman/CEO and 40% for executive officers (percentages in 2007 were 50% and 35%, respectively).

The AIP is focused on three weighted corporate goals, Finance, Growth and Expense Control for the fiscal year.

The Finance Goal is measured by operating earnings excluding the impact of incentive compensation plans. The Growth Goal is measured by life insurance target premiums. The Expense Control Goal is measured by controllable expenses. Performance measures have a threshold, target and maximum award.

No payouts are made under the AIP unless the fiscal year earnings trigger is achieved. The earnings trigger is intended to prevent payouts if a specific level of return on equity is not achieved. Return on equity is based on the stockholder equity at the end of the prior fiscal year including unrealized gains and losses on investments excluding the impact of incentive compensation plans. For 2007 the earning trigger is $27 million of net income.

Different classes in the plan have different levels of opportunity for payouts based on a percent of their salary. The more senior the participant the higher the percentage of the award is allocated to corporate goals in order to reflect broader job duties. All participants, except the Principal Executive Officer, have two individual goals as part of their plan.

The AIP is designed to award individual and company performance that results in meeting important company objectives.

The AIP goals and earnings trigger are recommended by management and approved by the Compensation Committee.

2007 Annual Incentive Plan Corporate Goals

Weighting	Goals		Performance Measures
	Finance Goal:		Threshold	$ 28.87	MM
40%	Operating Earnings		Target	$ 36. 08	MM
	(Calendar Year)		Maximum	$ 43.30	MM
Kansas City
		Life	Threshold	$ 10.81	MM
		32% total	Target	$ 11.33	MM
	Growth Goal:	weighting	Maximum	$ 11.84	MM
	Life Insuarnce	Third Party	Threshold	$ 2.00	MM
40%	Target	8% total	Target	$ 2.25	MM
	Premiums	weighting	Maximum	$ 3.20	MM
	Expense Goal:		Threshold	$ 77.26	MM
20%	Controllable Expenses		Target	$ 76.50	MM
			Maximum	$ 75.74	MM

Long Term Incentive. The Company provides executive officers with a Long Term Incentive Plan (“LTIP”) that annually grants Phantom Stock Options (PSOs) for a three year overlapping term. The plan for term fiscal year 2007 began on January 1, 2005 and concluded on December 31, 2007. The initial face value of one PSO is the volume weighted average Company stock closing price from December 1, 2004 to December 31, 2004. The concluding value of one PSO is the volume weighted average Company stock closing price from December 1, 2007 to December 31, 2007. In addition, Company stock dividends accrue over the three year term and become payable at the end of each LTIP plan term with terms running from January 1, 2006to December 31, 2008 and January 1, 2007 to December 31, 2009.

In 2008, the Compensation Committee granted awards using a percentage of base salary approach. For each executive, the Committee reviews insurance industry data provided by its compensation consultant to determine the appropriate percentage of base salary at which to set long-term incentive awards. For 2008, these percentages are 90% for the Chairman/CEO and 65% to 50% for other senior executives.

Upon timely election, executive officers may irrevocably elect to defer receipt of the plan award into deferred stock units (DSU) which fluctuate directly with the company stock price. The DSUs can be settled in stock, cash or a combination of both. All dividends on the DSUs are deferred until settlement of the DSUs. The election is intended to align the participants’ interests with that of the Company and shareholders.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides guidance on the deductibility of compensation paid to the Company’s five highest paid officers. The Company has taken the necessary actions to ensure the deductibility of payments under the Company’s annual and long-term performance incentive compensation plans. The Company also intends to take the actions necessary to maintain the future deductibility of payments and awards under these programs.

Conclusion

The Company is satisfied that the base salary, bonus, annual incentive plan and long-term incentive plan provided to the named executive officers of the Company are structured and operate to foster a performance-oriented culture and create strong alignment with the long-term best interests of the Company and its stockholders and that compensation levels are reasonable in light of performance and industry practices.

SUMMARY COMPENSATION TABLE

					Change
					in Pension
					Value and
					Non-qualified
				Non-Equity	Deferred
				Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation (11)	Earnings	Compensation (12)		Total

R. Philip Bixby
President, CEO and	2007	$658,740	$400	$244,730	$16,483 (1)	$102,043	(6),(12),	$1,022,396
Chairman of the Board							(14)
(PEO)

Mark A. Milton
Senior Vice President	2007	$269,820	$400	$79,119	$44,361 (2)	$18,290	(7).(13),	$411,990
and Actuary							(14)

Charles R. Duffy, Jr.
Senior Vice President,	2007	$272,760	$360	$78,090	$29,499 (3)	$24,478	(8),(13),	$405,187
Operations							(14)

Tracy W. Knapp
Senior Vice President,	2007	$266,400	$180	$78,244	$31,297 (4)	$21,097	(9),(13),	$397,218
Finance							(14)
(PFO)

Donald E. Krebs
Senior Vice President,	2007	$253,500	$220	$74,231	$19,005 (5)	$18,821	(10),(13)	$365,777
Sales & Marketing							(14)

(1)	Includes $186,000 change in pension value and ($169,517) change in nonqualified deferred compensation earnings.
(2)	Includes $60,000 change in pension value and ($15,639) change in nonqualified deferred compensation earnings.
(3)	Includes $35,000 change in pension value and ($5,501) change in nonqualified deferred compensation earnings
(4)	Includes $14,000 change in pension value and $17,297 change in nonqualified deferred compensation earnings.
(5)	Includes $19,000 change in pension value and $5 change in nonqualified deferred compensation earnings.
(6)	Includes chairman compensation of $8,000, which was paid in cash.
(7)	Includes director compensation of $3,000, which was paid in cash.
(8)	Includes director compensation of $3,000, which was paid in cash.
(9)	Includes director compensation of $8,000, which was paid in cash.
(10)	Includes director compensation of $2,000, which was paid in cash.

(11)	Includes the amounts earned in the Long Term Incentive Plan (LTIP) and the Annual Incentive Plan (AIP) as shown below:
				Total
	Year	LTIP	AIP	LTIP and AIP

R. Philip Bixby	2007	$19,427	$225,303	$244,730
Mark A. Milton	2007	$10,042	$69,077	$79,119
Charles R. Duffy, Jr.	2007	$8,260	$69,830	$78,090
Tracy W. Knapp	2007	$10,042	$68,202	$78,244
Donald E. Krebs	2007	$9,332	$64,899	$74,231

(12)

Includes total perquisites of $54,561 including $31,229 incremental cost for the personal use of corporate aircraft. The incremental cost to our Company for personal use of our aircraft based on the cost of fuel and oil per passenger mile of flight; trip-related inspections, repairs, and maintenance; crew travel expenses; on-board catering; trip-related flight planning services; landing, parking, and hanger fees; supplies; passenger ground transportation; and other variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on personal usage, such as pilots’ salaries, the purchase or leasing costs of Company aircraft and the cost of maintenance not related to trips.

R. Philip Bixby received a reimbursement of $19,712 for a tax gross up for payment of taxes on income attributable to non-business use of the corporate aircraft.

(13)	This named executive officer did not receive perquisites totaling $10,000 or more.

(14)	Includes:	Employer	Employer

		401(k)	Deferred Comp.
	Year	Match	Match

R. Philip Bixby	2007	$13,500	$26,024
Mark A. Milton	2007	$13,500	$666
Charles R. Duffy, Jr.	2007	$13,500	$2,866
Tracy W. Knapp	2007	$10,125	$1,863
Donald E. Krebs	2007	$13,500	$1,710

GRANTS OF PLAN BASED AWARDS

2007

			Estimated Future
		Board of	Payouts Under
		Directors	Non-Equity Incentive
Name	Grant Date (4)	Action Date (4)	Plan Awards

			Threshold	Target	Maximum

R. Philip Bixby	1/1/2007	10/30/2006	$164,685	$329,370	$494,055	(1)
	1/1/2005	10/25/2004		$19,427		(2)(3)
	1/1/2006	11/7/2005		$-		(3)
	1/1/2007	10/30/2006		$-		(3)
	1/1/2008	10/29/2007		$-		(3)

Mark A. Milton	1/1/2007	10/30/2006	$54,301	$94,437	$134,573	(1)
	1/1/2005	10/25/2004		$10,042		(2)(3)
	1/1/2006	11/7/2005		$-		(3)
	1/1/2007	10/30/2006		$-		(3)
	1/1/2008	10/29/2007		$-		(3)

Charles R. Duffy, Jr.	1/1/2007	10/30/2006	$54,893	$95,466	$136,039	(1)
	1/1/2005	10/25/2004		$8,260		(2)(3)
	1/1/2006	11/7/2005		$-		(3)
	1/1/2007	10/30/2006		$-		(3)
	1/1/2008	10/29/2007		$-		(3)

Tracy W. Knapp	1/1/2007	10/30/2006	$53,613	$93,240	$132,867	(1)
	1/1/2005	10/25/2004		$10,042		(2)(3)
	1/1/2006	11/7/2005		$-		(3)
	1/1/2007	10/30/2006		$-		(3)
	1/1/2008	10/29/2007		$-		(3)

Donald E. Krebs	1/1/2007	10/30/2006	$51,017	$88,725	$126,433	(1)
	1/1/2005	10/25/2004		$9,332		(2)(3)
	1/1/2006	11/7/2005		$-		(3)
	1/1/2007	10/30/2006		$-		(3)
	1/1/2008	10/29/2007		$-		(3)

(1)

Based on the terms of the Company’s Annual Incentive Plan, as described in the Compensation Discussion and Analysis, all but the Principal Executive Officer have two personal goals based on either achieving the goal or not and the total award is disclosed in the minimum, threshold and maximum columns of this table. The calculation assumes that both personal goals are achieved and that the weighted corporate goals are all at threshold, target or maximum for each executive officer.

(2)

Based on the terms of the Company’s Long Term Incentive Plan as described in the Compensation Discussion and Analysis. It does not have a threshold, target or maximum. The amount shown as target is the actual plan award for the term from January 1, 2005 to December 31, 2007.

(3)

Grant Date		December 2007	Cycle to Date
for 3 yr. Plan	Grant Price	Av. W. Price (1)	Div./SH Accrual

1/1/2005	$48.86	$44.33	$5.24
1/1/2006	$50.21	$44.33	$4.16
1/1/2007	$52.10	$44.33	$3.08
1/1/2008	$44.33	$44.33	$-

[1] Each three year plan will use the volume weighted stock price for the December at the end of the term.

(4)	The Grant Date and the Board of Directors action date for this non-equity plan are different because some factors critical to past performance are not known until the end of the year.

NON-QUALIFIED DEFERRED COMPENSATION
2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY (1)	in Last FY (2)	in Last FY (3)	Distributions	at Last FYE (4)

R. Philip Bixby	$124,547	$26,024	$(169,517)	$-	$1,540,474
Mark A. Milton	$666	$666	$(15,639)	$-	$284,624
Charles R. Duffy, Jr.	$2,866	$2,866	$(5,501)	$-	$128,461
Tracy W. Knapp	$66,600	$1,863	$17,297	$-	$398,232
Donald E. Krebs	$1,710	$1,710	$5	$-	$9,740

(1)	Amounts reported in this column are included in the Salary column of the Summary Compensation Table.
(2)	Amounts reported in this column are included in the All Other Compensation column of the Summary
Compensation Table.
(3)	Amounts reported in this column are included in the Change in Pension Value and Non-Qualified Deferred
Compensation Earnings column of the Summary Compensation Table.
(4)	Amounts reported in this column were reported in the last fiscal year in the Summary Compensation Table as follows: Executive Contributions were included in the Salary column; Registrant Contributions were included in the All Other Compensation column; Aggregate Earnings were included in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column; Aggregate Withdrawals/Distributions were not included.

Non-Qualified Deferred Compensation

Highly compensated employees, those whose compensation is $100,000 or more in 2007 are limited to contributing 6% of their base salary to the Savings and Profit Sharing Plan 401(k). They are, however, eligible to participate in the Kansas City Life Deferred Compensation Plan up to a maximum of 25% of their base salary.

If the highly compensated employee’s contribution reaches the 401(k) plan base salary limit ($225,000 for 2007), their contribution to the 401(k) plan will be redirected into the Deferred Compensation Plan provided it does not cause the deferred compensation election amount to exceed 25% of their base salary. Any redirected employee contributions will be matched by an equal employer contribution up to a maximum of 6% of salary.

The plan participant selects funds from a variety of investment choices provided by the plan. Selections may be changed daily except for the Company’s stock which trades at the end of each month. The interest rates and earnings varied for the participants depending on their fund selections and allocations plus the performance of each fund.

The plan pays out in a lump sum of cash at the time of retirement, termination, death or total and permanent disability.

                                                                                       -17-

PENSION BENEFITS
2007

			Present Value of	Payments
		Number of Years	Accumulated	During Last
Name	Plan Name	Credited Service	Benefit (1)	Fiscal Year

R. Philip Bixby	Kansas City Life Insurance Company	30 years	$945,000	$-
	Qualified Cash Balance Pension Plan
	Kansas City Life Insurance Company	30 years	$713,000	$-
	Excess Benefit Plan
Mark A. Milton	Kansas City Life Insurance Company	26 years	$514,000	$-
	Qualified Cash Balance Pension Plan
	Kansas City Life Insurance Company	26 years	$25,000	$-
	Excess Benefit Plan
Charles R. Duffy, Jr.	Kansas City Life Insurance Company	18 years	$192,000	$139,000
	Qualified Cash Balance Pension Plan
	Kansas City Life Insurance Company	18 years	$29,000	$-
	Excess Benefit Plan
Tracy W. Knapp	Kansas City Life Insurance Company	9 years	$61,000	$-
	Qualified Cash Balance Pension Plan
	Kansas City Life Insurance Company	9 years	$7,000	$-
	Excess Benefit Plan
Donald E. Krebs	Kansas City Life Insurance Company	11 years	$91,000	$-
	Qualified Cash Balance Pension Plan
	Kansas City Life Insurance Company	11 years	$4,000	$-
	Excess Benefit Plan

1)

Below is a brief description of the Kansas City Life Insurance Company Qualified Cash Balance Pension Plan (“Qualified Plan”) and Kansas City Life Insurance Company Excess Benefit Plan (“Excess Benefit Plan”), collectively, “the Plans”:

Employees must be at least age 21 and have completed one year of service in order to participate in the plans. The normal retirement benefit available to participants is the greater of the participant’s Cash Balance Account or the actuarial equivalent of the participant’s Prior Plan Benefit or Grandfathered Benefit. The Cash Balance Account is credited with a percentage of compensation each year based on years of service and is also credited with interest each year. The normal form of payment is a life annuity if single or a qualified joint and survivor annuity if married. Participants also have the option of electing an actuarial equivalent form of payment, including a lump sum.

Participants who entered the plan prior to January 1, 1982 are eligible for early retirement at age 60 with 10 years of participation or age 55 with 15 years of participation. All other participants are eligible for early retirement at age 55 and sum of age and years of employment after age 25 equals at least 75. The early retirement benefit is the accrued benefit at severance actuarially reduced for early commencement. The Prior Plan Benefit and the Grandfathered Benefit are reduced by the Prior Plan reduction factors.

The compensation used in determining the accrued benefit is base pay excluding bonuses, overtime pay, vacation pay, severance pay or any other extraordinary payments.

The Non-Qualified Plan has the same provisions as the Qualified Plan except for IRC Section 401(a)(17) compensation limits and IRC Section 415 benefit limitations. The Non-Qualified Plan provides the benefits that cannot be provided by the Qualified Plan due to the limitations of IRC Section 401(a)(17) and IRC Section 415.

The Plans are designed to provide some retirement benefits for all eligible Company employees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Assuming the employment of our named executive officers were to be terminated because of a reduction in staff, each as of December 31, 2007, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table. As provided in the Company severance plan applicable to senior officers, they would each receive one month’s pay for each year of service up to a maximum of one year.

			Cash Severance
R. Philip Bixby	$54,895	per month for 12 months	$658,740
Mark A. Milton	$22,485	per month for 12 months	$269,820
Tracy W. Knapp	$22,200	per month for 8 months	$177,600
Charles R. Duffy, Jr.	$22,730	per month for 12 months	$272,760
Donald E. Krebs	$21,125	per month for 11 months	$232,375

No severance payment is provided for any of the executive officers in the event of death, disability or retirement.

No payments are due in connection with a severance by reduction in staff unless the executive executes a general release and waiver of claims against the Company following procedures set out by the Company.

A change in control does not affect the amount or timing of cash severance payments, nor are there any other payments for change in control.

Assuming the employment of our named executive officers were to be terminated due to death, disability or retirement as of December 31, 2007, their year end payout as shown in the summary compensation table for the Annual Incentive Plan and the Long Term Incentive Plan would not change. Upon all other terminations, the amounts in the Annual Incentive Plan and Long Term Incentive Plan would be forfeited.

Payments upon termination are also disclosed in this Proxy Statement for Pension Benefits and Non-Qualified Deferred Compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2007, Director Warren J. Hunzicker’s daughter, Dr. Kathleen Hunzicker, was employed as the Vice President and Medical Director of the Company and is compensated at an amount that exceeds the materiality threshold, but is commensurate with those in comparable positions and was determined by an arms-length negotiation. The Personnel Committee, using the Hay Group job evaluation system, recommended her salary to the Executive Committee which approved it. The Compensation Committee reviewed and approved her participation in the Annual Incentive Plan. The Company has reviewed and approved this relationship.

DIRECTOR COMPENSATION

Directors who are not employees of the Company are paid an annual fee of $20,000, payable quarterly, plus a $2,500 attendance fee per quarterly meeting and a $2,000 attendance fee per special meeting.

The tables below set forth a summary of director compensation for the fiscal year ending December 31, 2007.

	Board Cash	Committee	All Other	Total
Director	Fees	Fees	Compensation	Compensation

William R. Blessing	$30,000	$1,500	$-	$31,500
Michael Braude	$30,000	$1,500	$-	$31,500
Richard Finn	$30,000	$15,000	$-	$45,000
Webb R. Gilmore	$30,000	$13,750	$-	$43,750
Nancy Bixby Hudson	$30,000	$-	$6,000	$36,000
Warren J. Hunzicker, M.D.(1)	$22,500	$-	$-	$22,500
Daryl D. Jensen	$30,000	$6,000	$4,000	$40,000
Cecil R. Miller	$30,000	$8,000	$-	$38,000
Bradford Nordholm	$30,000	$4,000	$-	$34,000
Larry Winn, Jr.	$30,000	$12,500	$-	$42,500

(1) Dr. Hunzicker passed away in September 2007. Accordingly, his compensation is prorated based on the date of his death.

Directors who are employees of the Company are paid an annual fee of $5,000 payable quarterly and a $500 attendance fee per special meeting.

Employee (non-named executive officer) directors who serve on the Board were paid as shown below:

	Board Cash	Committee	Total Director
Director	Fees	Fees	Compensation

Walter E. Bixby	$5,000	$-	$5,000
William A. Schalekamp	$5,000	$-	$5,000

The Company reimburses travel expenses to attend Board and committee meetings.

PERFORMANCE COMPARISON

The following graph provides a comparison of the cumulative total return on Kansas City Life’s common stock over the last five fiscal years to the S&P 500 Index (“S&P 500”) and to a peer comparison group (“Peer Group”). The graph assumes that $100 was invested on December 31, 2002, and that all dividends were reinvested on the last day of each quarter. Points on the graph represent performance as of the last business day of each of the years indicated.

Comparison of 5 Year Cumulative Total Return*

Among Kansas City Life, the S&P 500 and a Peer Group

* $100 invested on 12/31/02 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

	2002	2003	2004	2005	2006	2007
Kansas City Life	$100.00	$124.90	$132.00	$141.82	$145.11	$135.09
S&P 500	$100.00	$128.63	$142.58	$149.57	$173.14	$182.63
Peer Group	$100.00	$123.25	$162.72	$176.93	$203.93	$198.71

              The Peer Group index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are the same as those companies used in the compensation comparator group identified in the Compensation Disclosure and Analysis. The companies included in the Peer Group index are shown in the following table.

American Equity Investment Life Holding Co.	Presidential Life Corporation
Delphi Financial Group, Inc.	Protective Life Corporation
FBL Financial Group, Inc.	StanCorp Financial Group, Inc.
Horace Mann Educators Corp.	Torchmark Corporation
Nationwide Financial Services, Inc.	United Fire and Casualty
National Western Life Insurance Co.	Unitrin, Inc.
Phoenix Companies, Inc., The	Universal American Corp.

The Peer Group index has changed during the five-year period. American Equity Investment Life joined the Peer Group index beginning with year-end 12/31/04 data, and both Amerus Group Co. and Jefferson-Pilot Corp. were removed from the Peer Group index in 2006 due to their having been acquired. Great American Financial Resources, Inc. was removed at year end 12/31/07 due to being fully acquired. The chart above only includes the data from the current peer group member companies listed above.

The disclosure set forth above under the caption “Performance Comparison” shall not be deemed to be soliciting material and is not incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, that incorporated future filings or portions thereof, including this Proxy Statement or the “Executive Compensation” section of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

The function of the Compensation Committee is to aid the Board in meeting its responsibilities with regard to the oversight and determination of executive compensation by reviewing and recommending salary and other compensation for executive officers including the Company’s Long Term Incentive Plan and Annual Incentive Plan. It also reviews and recommends Director compensation to the Board.

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with management and its compensation consultants and based on the review, has recommended to the Board that it be included in the Annual Report on Form 10-K for the year ended December 31, 2007 and, as applicable, for the Company’s proxy for filing with the Securities and Exchange Commission.

Daryl Jensen, Compensation Committee Chair

Bill Blessing, Committee Member

Mike Braude, Committee Member

AUDIT COMMITTEE REPORT

During fiscal 2007, in accordance with its written charter, the Audit Committee of the Board of Directors was responsible for the oversight of the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. The Audit Committee charter adopted by the Board of Directors complies with all applicable provisions of The NASDAQ Capital Market, LLC listing standards. Each of the members of the Audit Committee meets the independence and experience requirements of The NASDAQ Capital Market, LLC and the independence requirements of the Sarbanes-Oxley Act of 2002. During fiscal year 2007, the Audit Committee met five times. In addition, the Audit Committee Chair, as representative of the Audit Committee, and one or more of the Audit Committee members, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and the Independent Registered Public Accounting Firm (Auditors) prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Auditors the written disclosures and the letter describing all relationships between the Auditors and the Company that might bear on the Auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the Auditors any relationships that may impact their objectivity and independence and satisfied itself as to the Auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the Auditors, with and without management present, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities and staffing. The Audit Committee reviewed with both the Auditors and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the Auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the Auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations. In accordance with its charter, the Audit Committee pre-approves all non-audit services provided by the Auditors.

The Audit Committee reviewed and discussed the audited financial statements for the Company as of and for the fiscal year ended December 31, 2007, with management and the Auditors. Management has the responsibility for the preparation of the Company’s financial statements and the Auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussion with management and the Auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

After reviewing the services provided by the Auditors, the Audit Committee, in accordance with its charter, authorized the appointment of KPMG as Auditors for 2008.

AUDIT COMMITTEE

Cecil R. Miller, Audit Committee Chair

Daryl D. Jensen, Committee Member

Bradford T. Nordholm, Committee Member

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The Audit Committee of the Company has engaged KPMG LLP as its independent registered public accounting firm. The Audit Committee regularly reviews and determines whether any non-audit services provided by KPMG LLP potentially affects their independence with respect to the Company. The Audit Committee’s policy is to pre-approve all audit services and permissible non-audit services provided by KPMG LLP. Pre-approval is generally provided by the Audit Committee for up to one year, is detailed as to the particular service or category of services to be rendered, and is generally subject to a specific budget. Specific members of management are authorized to approve audit services of up to $10,000 with ratification by the Audit Committee at the next scheduled meeting of the Audit Committee. Also, the Audit Committee may pre-approve additional services or specific engagements on a case-by-case basis.

The following table sets forth the aggregate fees in thousands paid or accrued by the Company for audit and non-audit services rendered by KPMG LLLP for the years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees (1)	$852	$971
Audit-Related Fees (2)	-	-
Tax Fees (3)	-	15
All Other Fees (4)	60	-
	$912	$986

(1)

Includes fees for professional services rendered for the integrated audit of the Company’s consolidated financial statements and effectiveness of the Company's internal control over financial reporting, the review of the Company’s annual report on Form 10-K for the years 2007 and 2006, and for the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2007 and 2006.

(2)           There were no audit-related fees paid to KPMG in 2007 or 2006.

(3)           Includes fees for assistance with a private letter ruling related to qualification of certain life insurance policies in 2006.

(4)           Includes fees for assistance with  due diligence advice in 2007.

OTHER MATTERS

The only business which the management intends to present at the meeting consists of the matters set forth in this statement. The management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

COSTS OF SOLICITATION

We pay for preparing, printing and mailing this proxy statement. We have engaged Broadridge, Inc. to help us solicit proxies from stockholders for a fee of $7,300.

PROXY

KANSAS CITY LIFE INSURANCE COMPANY

3520 Broadway * Kansas City, Missouri * 64111-2565

ANNUAL MEETING OF STOCKHOLDERS – APRIL 24, 2008

CUSIP NO. 484836-10-1

Please sign, date and mail your proxy card promptly in the enclosed envelope.

No postage will be necessary if mailed in the United States.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF

STOCKHOLDERS OF KANSAS CITY LIFE INSURANCE COMPANY

I hereby make, constitute and appoint R. Philip Bixby and William A. Schalekamp, jointly and severally, proxies for the undersigned to vote all the shares which I am entitled to vote at the Annual Meeting of stockholders of Kansas City Life Insurance Company to be held at the Company, 3520 Broadway, Kansas City, Missouri, at 9:00 a.m. on April 24, 2008, and direct said proxies to vote as follows:

1)	ELECTION OF DIRECTORS:
FOR all nominees listed below (except	WITHHOLD AUTHORITYto vote for

as marked to the contrary below)*	all nominees listed below

(*To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below)

Walter E. Bixby           Kevin G. Barth          Nancy Bixby Hudson

Daryl D. Jensen            William A. Schalekamp

2)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

When properly executed and received in time, this Proxy will be voted as directed by the stockholder, HOWEVER, IF NO SUCH CHOICE IS SO INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES PROPOSED BY THE BOARD AS LISTED ABOVE.

Dated _____________________, 2008	____________________________________

                                                                                                        Stockholder

I do _______ I do not _______ plan to attend the meeting.

This Proxy should be executed by and in the name of the stockholder exactly as such name appears on the stock certificate. If executed by a corporation, the proxy should be signed by an authorized officer, indicating their title. If executed by an executor, administrator, trustee or other fiduciary, the title of such fiduciary should be shown. Any person named as proxy must be a stockholder of the Company.